Exhibit 1(c)

                                 WESTCORE TRUST

                               AMENDMENT NO. 2 TO
                    AMENDED AND RESTATED DECLARATION OF TRUST

         The undersigned, being all of the trustees of Westcore Trust (the "Trust"), a Massachusetts business trust created under a Declaration of Trust dated as of December 10, 1985 and existing under an Amended and Restated Declaration of Trust dated as of November 19, 1987, as amended (the "Declaration of Trust"), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, having determined that it is desirable and appropriate to cure an error in the Declaration of Trust, do hereby direct that this Amendment No. 2 be filed with the Secretary of The Commonwealth of Massachusetts and the Clerk of the City of Boston and do hereby consent to and adopt the following amendment to the Declaration of Trust:

         1. The second paragraph of Section 9.3 of the Declaration of Trust is amended and restated in its entirety to read as follows:

         "The Trustees shall indemnify representatives and employees of the Trust to the same extent that Trustees are entitled to indemnification pursuant to this Section 9.3."

         The foregoing amendment will become effective upon its filing with the Secretary of The Commonwealth of Massachusetts. This amendment may be executed in multiple counterparts, each of which will be deemed an original, but all of which taken together will constitute one instrument.


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         IN WITNESS WHEREOF, the undersigned execute this Amendment No. 2 to the
Declaration of Trust as trustees and not individually this 12th day of November, 2003.


                                              /s/ McNeil S. Fiske
                                              ----------------------------------
                                              McNeil S. Fiske


                                              /s/ Jack D. Henderson
                                              ----------------------------------
                                              Jack D. Henderson


                                              /s/ James B. O'Boyle
                                              ----------------------------------
                                              James B. O'Boyle


                                              /s/Kenneth V. Penland
                                              ----------------------------------
                                              Kenneth V. Penland


                                              /s/Lyman E. Seely
                                              ----------------------------------
                                              Lyman E. Seely


                                              /s/Robert L. Stamp
                                              ----------------------------------
                                              Robert L. Stamp




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